EXHIBIT 32.1

SECTION 906 CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER

In connection with the Quarterly Report of Cyber Enviro-Tech, Inc., (the “Company”) on Form 10-Q for the period ended June 30, 2026, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Kim D. Southworth, Chief Executive Officer and Dan Leboffe, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.         The Report fully complies with requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.         The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Kim Southworth
Kim D. Southworth
Chief Executive Officer

Dated: August 13, 2026

/s/ Dan Leboffe
Dan Leboffe
Chief Financial Officer

Dated: August 13, 2026